UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 21, 2006
Date of Report (Date of earliest event reported)

FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-13102	36-3935116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 S. Wacker Drive, Suite 4000
Chicago, Illinois 60606
(Address of principal executive offices, zip code)

(312) 344-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 16, 2006, First Industrial Realty Trust, Inc. (the “Company”) and First Industrial, L.P. (the “Operating Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wachovia Capital Markets, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriters and as representatives of several other underwriters listed therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue, and the Underwriters agreed to purchase, 2,000,000 Depositary Shares (the “Depositary Shares”), each representing 1/10,000 of a share of the Company’s 7.25% Series K Cumulative Redeemable Preferred Stock (the “Preferred Shares”), $.01 par value, in a public offering at an offering price of $25.00 per Depositary Share. The proportionate liquidation preference of each Depositary Share is $25.00. The offering of the Depositary Shares was consummated on August 21, 2006.

Dividends on the Preferred Shares represented by the Depositary Shares will be cumulative from (and including) the date of original issuance and will be payable quarterly in arrears, commencing on September 30, 2006, at the rate of 7.25% of the liquidation preference per year (equivalent to $1.8125 per Depositary Share per year).

Except in limited circumstances relating to the Company’s qualification as a real estate investment trust, the Preferred Shares will not be redeemable prior to August 15, 2011. On and after August 15, 2011, at any time and from time to time the Preferred Shares (and, therefore the Depositary Shares) will be redeemable in whole or in part at the Company’s option, at a cash redemption price of $250,000 per Preferred Share (equivalent to $25.00 per Depositary Share), plus all accrued and unpaid dividends (whether or not declared) to the date of redemption.

Affiliates of two of the underwriters in the offering of the Preferred Shares, Wachovia Capital Markets, LLC, and J.P. Morgan Securities Inc., are lenders under the Operating Partnership’s credit facility. Net proceeds from the sale of the Depositary Shares are expected to be used for the repayment of borrowings under the Operating Partnership’s credit facility, and affiliates of certain of the underwriters as described above will thereby receive proceeds of the offering.

Copies of the Underwriting Agreement, the Articles Supplementary for the Preferred Shares, the Deposit Agreement relating to the Depositary Shares and the Eleventh Amended and Restated Partnership Agreement of the Operating Partnership are filed as Exhibits 1.1, 4.1, 10.1 and 10.2 hereto, respectively, and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an
Obligation under an Off-Balance Sheet Arrangement of Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
1.1
Underwriting Agreement dated August 16, 2006 among the Company, the Operating Partnership, Wachovia Capital Markets, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriters and as representatives of several other underwriters listed therein

4.1	Articles Supplementary dated August 17, 2006 relating to the Preferred Shares (incorporated by reference to Exhibit 1.6 of the Form 8-A of the Company, as filed on August 18, 2006, File No. 1-13102).
10.1
Deposit Agreement dated as of August 21, 2006 by and among First Industrial Realty Trust, Inc., Computershare Shareholder Services, Inc. and Computershare Trust Company, N.A. and holders from time to time of Series K Depositary Receipts (incorporated by reference to Exhibit 1.7 of the Form 8-A of the Company, as filed on August 18, 2006, File No. 1-13102).

10.2	Eleventh Amended and Restated Partnership Agreement of First Industrial, L.P. dated August 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.
By: /s/ Scott A. Musil
Name: Scott A. Musil Title: Chief Accounting Officer

Date: August 21, 2006